SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                     -----------------------

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2004

              PATRIOT TRANSPORTATION HOLDING, INC.
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     (Exact name of registrant as specified in its charter)



        FLORIDA               0-17554            59-2924957
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    (State or other         (Commission       (I.R.S. Employer
      jurisdiction         File Number)      Identification No.)
   of incorporation)

1801 Art Museum Drive                               32207
Jacksonville, Florida
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(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (904) 396-5733

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  (Former Name or Former Address, if Changed Since Last Report)

                   CURRENT REPORT ON FORM 8-K

              PATRIOT TRANSPORTATION HOLDING, INC.

                          July 27, 2004

ITEM 9.  REGULATION FD DISCLOSURE

      On July 27, 2004, Patriot Transportation Holding, Inc. (the "Company") issued a press release reporting earnings for the third quarter of fiscal year 2004. The press release included an unaudited, condensed, consolidated balance sheet of the Company as of June 30, 2004 (the "June 30 Condensed Balance Sheet"). This June 30 Condensed Balance Sheet reported Cash and Cash Equivalents of $7,820,000 and Cash Held in Escrow of $10,259,000 at June 30, 2004. The line item for Cash Held in Escrow consists of proceeds from the sales of real estate being held in escrow in anticipation of qualified real estate purchases under Section 1031 of the Internal Revenue Code.

      In preparing the June 30 Condensed Balance Sheet, the Company included in Cash and Cash Equivalents $7,700,000 of the amount held in escrow because it represented funds that the Company had subsequently learned would not be eligible for use in qualified like kind exchanges. Nevertheless, this amount will continue to be held in escrow until certain specified events occur but no later than November 2, 2004. Accordingly, the Form 10-Q filed on August 5, 2004 by the Company excluded this $7,700,000 from Cash and Cash Equivalents and included it in Cash Held in Escrow. This reclassification does not impact the results of operations reported in the July 27, 2004 press release for the three months and nine months ended June 30, 2004.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be
signed   on   its  behalf  by  the  undersigned  thereunto   duly
authorized.

                           PATRIOT  TRANSPORTATION  HOLDING,INC.


Date:  July 27, 2004      By:  /s/  Ray M. Van Landingham

                                   ------------------------------
                                    Ray M. Van Landingham
                                    Vice  President, Finance  and
                                    Administration and Chief
                                    Financial Officer

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